 Exhibit 5.1

GUTIÉRREZ BERGMAN BOULRIS, PLLC

901 Ponce De Leon Blvd., Suite 303

Coral Gables, FL 33134

January 29, 2019

SanSal Wellness Holdings, Inc.

1512 E. Broward Blvd., Suite 300

Fort Lauderdale, Florida 33301

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for SanSal Wellness Holdings, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of 16,725,726 shares of common stock, par value $0.001 per share (the “Shares”), which may be issued pursuant to the Company’s 2017 Stock Incentive Plan, as amended (the “Incentive Plan”).

In rendering this opinion, we have (a) examined such corporate records and other documents (including the Company’s Articles of Incorporation and Bylaws, both as amended to date and the Registration Statement and the exhibits thereto), and have reviewed such matters of law, as we have deemed necessary or appropriate; and (b) assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

Members of our firm are admitted to the bar of the State of Florida, and the opinions expressed in this letter are limited to the effects of (a) the federal securities laws of the United States of America; (b) the internal laws of the State of Florida (excluding any political subdivision); and (c) to the extent expressly stated herein, the Nevada Corporation Law (Chapter 78, Nevada Revised Statutes).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares, when been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement, will be validly issued, duly authorized, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Members of our Firm hold options to purchase 350,000 Shares granted under the Incentive Plan.

Very truly yours,

/s/ Gutiérrez Bergman Boulris, PLLC